Exhibit 24




                             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To R&B, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated February 26, 1997 included in R&B, Inc.'s 10-K for the year ended December 28, 1996, into the Company's previously filed Registration Statements on Form S-1 (File Nos. 33-52946 and 33-56492).

Philadelphia, PA
March 26, 1997